Exhibit 21.1

Subsidiaries of China Grand Resorts Inc.

* Sun New Media Transaction Service Ltd. (“SNMTS”)

* China Focus Channel Development Co., Ltd (“CFCD”)

* Key Prosper Holdings Limited (“KPH”)